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                                     10(HH)
                              Amended and Restated
                          Supplemental Retirement Plan
                                       of
                                State Auto Mutual
                         Effective as of January 1, 1994
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                                                                  Exhibit 10(HH)

                        SUPPLEMENTAL RETIREMENT PLAN FOR
              EXECUTIVE EMPLOYEES OF STATE AUTO INSURANCE COMPANIES
                                  (RESTATEMENT)

         This Supplemental Retirement Plan (the "Plan") is amended and restated by State Automobile Mutual Insurance Company, an Ohio corporation ("State Auto"), effective as of January 1, 1994.

                             BACKGROUND INFORMATION

         A. State Auto has previously established and maintained the Supplemental Retirement Plan for Executive Employees of State Auto Insurance Companies, effective December 1, 1992.

         B. State Auto now desires to amend and restate the Plan, effective as of January 1, 1994, to consolidate amendments previously adopted and implemented with respect to the Plan.

         C. The purpose of the Plan is to provide certain selected executives of State Auto with a supplemental retirement benefit in excess of the benefit provided under the State Auto Insurance Companies Employees' Retirement Plan (the "Qualified Plan"), which is tax-qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                      PLAN

                  ARTICLE I - SUPPLEMENTAL RETIREMENT BENEFITS

         Section 1.1. SUPPLEMENTAL BENEFITS. The purpose of this Plan is to provide a select group of State Auto executives chosen by the Chief Executive Officer and approved by the Board of Directors ("Participants") with supplemental retirement benefits (the "Supplemental Benefits"). The Supplemental Benefits are to make up for any reduction in the benefits a Participant would otherwise receive under the Qualified Plan due to (a) the limitations on benefits imposed by Section 415 of the Code and/or (b) the limitations on compensation considered under the Qualified Plan imposed by Section 401(a)(17) of the Code. The Supplemental Benefits payable to a Participant under this Plan shall equal an annual retirement income payable for the life of the Participant which, when combined with the benefits payable to the Participant under the Qualified Plan, will provide a total retirement benefit comparable to the benefit the Participant would receive under the Qualified Plan alone if the Participant's benefits under the Qualified Plan were not subject to the limitations of Section 415 of the Code and if the Participant's compensation under the Qualified Plan were not subject to the limitations of Section 401(a)(17) of the Code.


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         A Participant's Supplemental Benefits under this Plan shall be computed in accordance with the benefit formula and actuarial assumptions, methods and procedures applicable under the Qualified Plan and shall be based on the "normal form" of payment under the Qualified Plan at the date of the Participant's actual retirement.

                              ARTICLE II - BENEFITS

         Section 2.1. FORM OF PARTICIPANT'S BENEFITS. At the time a Participant's Supplemental Benefits under this Plan become payable, such benefits shall be paid in the same form as the Participant's benefits under the Qualified Plan are payable to the Participant, whether in the "normal form" or an available optional form of payment elected by the Participant, with the valid consent of the Participant's surviving spouse where required by the Qualified Plan. Any payment of benefits in the form of a joint and survivor annuity shall be based upon the joint life expectancy of the Participant and the Participant's designated beneficiary as of the date the first annuity payment commences and shall not be redetermined in the event the Participant revokes or modifies the beneficiary designation.

         Section 2.2. COMMENCEMENT OF BENEFITS. Payment of a Participant's Supplemental Benefits shall commence on the same date as payment of the benefits under the Qualified Plan to the Participant commences. Any election made by the Participant under the Qualified Plan with respect to the commencement of payment of benefits under the Qualified Plan shall also be applicable with respect to the commencement of payment of amounts payable as Supplemental Benefits under this Plan.

         Section 2.3. PAYMENT ALTERNATIVES. At State Auto's election, or upon request by the Participant or his designated beneficiary, the entire amount of the Participant's Supplemental Benefits may be payable hereunder at any time following the Participant's retirement, other termination of service, or disability in the form of a lump sum or in installments over a fixed period of time not to exceed 20 years; provided, however, that no such request shall be binding upon State Auto, and any accelerated or deferred payment hereunder shall be made only in the sole discretion of State Auto. In addition, State Auto may alter the payment method in effect from time to time in its sole discretion as necessary or desirable to avoid the loss of a tax deduction under Code Section 162(m). Notwithstanding the foregoing, if a change in control occurs, State Auto may under no circumstances and for no reason extend the payment period beyond, or delay the commencement of payments to a date later than, the time otherwise specifically provided under this Plan.

         Section 2.4. ACTUARIAL EQUIVALENT. Payment of the amount of the Supplement Benefits in a form other than the normal form of benefit available under the Qualified Plan, or which commences at any time prior to a Participant's Normal or Early Retirement Date, as defined by the Qualified Plan, shall be the actuarial equivalent of the amount of Supplemental Benefits payable in the normal form at the applicable retirement date, determined using the same actuarial assumptions as set forth in the Qualified Plan.

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         Section 2.5. DEATH BENEFITS. In the event of the death of a Participant while receiving benefit payments under any provision of this Plan, State Auto shall pay the remaining payments due under this Plan in accordance with the method of distribution in effect on the date of the Participant's death. In the event of the death of a Participant prior to the commencement of the distribution of benefits under this Plan, State Auto shall pay a death benefit under this Plan based on the death benefit that would have been payable to the Participant's spouse or other beneficiary under the Qualified Plan if such benefit were not limited by Code Section 415 or Code Section 401(a)(17) less the amount actually payable as a death benefit under the Qualified Plan as so limited. Such death benefit shall be payable at the time when, and in the form that, the death benefit (if any) under the Qualified Plan becomes payable to the beneficiary or beneficiaries designated under the Qualified Plan. To the extent permitted under the Qualified Plan, the beneficiary may select an optional form of payment.

         Section 2.6. BENEFICIARY DESIGNATION. Each Participant shall designate one or more beneficiaries to receive any benefits hereunder payable in the event of his death on a form to be supplied by State Auto. The Participant may change his beneficiary designation at any time (without the consent of any prior beneficiary) by executing a revised beneficiary designation form and delivering it to State Auto before his death. In the absence of a beneficiary designation, or in the event the designated beneficiary predeceases the Participant or cannot be located, death benefits under this Plan shall be payable to the beneficiary of the Participant's benefits under the Qualified Plan.

                           ARTICLE III - MISCELLANEOUS

         Section 3.1. RIGHT TO ASSETS. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust that is not subject to the claims of State Auto's unsecured general creditors, or a fiduciary relationship between State Auto and any Participant, any designated beneficiary or any other person. If State Auto elects to purchase insurance policies or otherwise invest any funds in connection with this Plan, all such policies or other investments shall continue for all purposes to be a part of the general assets of State Auto, and no person other than State Auto shall, by virtue of the provisions of this Plan, have any interest in such funds. State Auto shall be the sole named beneficiary of any insurance policies purchased by State Auto on the life of the Participant. To the extent any Participant, any designated beneficiary or any other person acquires a right to receive payments from State Auto under this Plan, such right shall be no greater than the right of any unsecured general creditor of State Auto.

         Section 3.2. ASSIGNMENT AND ALIENATION PROHIBITED. Neither a Participant, his surviving spouse, nor other beneficiaries under this Plan shall have the power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber, in advance, any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or

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his beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event any Participant or any beneficiary attempts assignment, commutation, hypothecation, transfer, or disposal of the benefits hereunder, State Auto's liabilities shall forthwith cease and terminate.

         Section 3.3. REVOCATION. During the lifetime of the Participants, this Plan may be amended or revoked at any time or times, in whole or in part, by State Auto in its sole discretion. However, unless the parties agree otherwise, in the event of a modification or revocation, each Participant shall be entitled to the Supplemental Benefits, if any, that have accrued through the date of such amendment or revocation. Such benefits shall be payable at such times and in such amounts as provided in this Plan.

         Section 3.4. EFFECT ON OTHER STATE AUTO BENEFIT PLANS. Nothing contained in this Plan shall affect the right of the Participant to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus, or other supplemental compensation or fringe benefit plan constituting a part of State Auto's existing or future compensation structure. Except as otherwise expressly provided herein, all terms and conditions applicable to a Participant's benefit under the Qualified Plan shall be applicable to the Participant's benefit under this Plan. Any benefit payable to a Participant under the Qualified Plan shall be paid solely in accordance with the terms and conditions of the Qualified Plan, and nothing in this Plan shall operate or be construed to modify, amend or affect the terms and conditions of the Qualified Plan.

         Section 3.5. INTERPRETATION. State Auto shall have full power and authority to interpret, construe, and administer this Plan, and State Auto's interpretation and construction thereof and actions thereunder, including any valuation of a Participant's Supplemental Benefits and the determination of the amount or recipient of the payments to be made with respect thereto, shall be binding and conclusive on all persons for all purposes. No trustee, employee or agent of State Auto shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan. Whenever under this Plan benefits are to be payable monthly, the calculation of such monthly benefit payments shall be made under any method deemed reasonable by State Auto, in its sole discretion. State Auto shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by State Auto with respect to the Qualified Plan and/or to this Plan.

         Section 3.6. BINDING EFFECT. This Plan shall be binding upon and inure to the benefit of State Auto, its successors and assigns, and the Participants and their heirs, executors, administrators, and legal representatives.

         Section 3.7. ENTIRE AGREEMENT. This Plan represents and embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous plan documents and understandings relative to this subject matter.

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         Section 3.8. PLAN NOT A CONTRACT OF EMPLOYMENT. Each Participant's
right to benefits under this Plan shall not be construed or interpreted to constitute or create a contract of employment between State Auto (or any affiliate) and the Participant, and nothing contained herein shall be deemed to confer on the Participant the right to be employed by State Auto (or any affiliate).

         Section 3.9. LIABILITY. No member of the Board of Directors and no officer or employee of State Auto shall be liable to any person for actions taken or omitted in connection with this Plan unless attributable to fraud, nor shall State Auto be liable to any person for actions taken or omitted with respect to this Plan unless attributable to fraud on the part of any officer, trustee or employee of State Auto.

         Section 3.10. GENDER. Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender whenever they should so apply.

         Section 3.11. HEADINGS. Headings and subheadings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

         Section 3.12. APPLICABLE LAW. The validity and interpretation of this Plan shall be governed by the laws of the State of Ohio, to the extent not superseded by federal law.

                                       STATE AUTOMOBILE MUTUAL INSURANCE
                                       COMPANY

                                       By:________________________________

                                       Title:_____________________________

                                       Date:______________________________


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